SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 19, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry Into A Material Definitive Agreement

Perma-Fix Environmental Services, Inc.’s (“PESI”) subsidiary, East Tennessee Materials & Energy Corporation (“M&EC”), was awarded a subcontract by CH2M Hill Plateau Remediation Company (“CH2M Hill”), in connection with CH2M Hill’s obligations under its prime contract with the Department of Energy’s (“DOE”) waste management and facility operations at the DOE’s Hanford, Washington site (“Hanford Site”). M&EC was one of the members of the CH2M Hill team that bid on the contract with DOE. As a subcontractor of CH2M Hill, M&EC will participate in the cleanup of the central portion of the Hanford Site, which once housed certain chemical separation buildings and other facilities that separated and recovered plutonium and other materials for use in nuclear weapons. The subcontract between CH2M Hill and M&EC became effective on June 19, 2008, the date that CH2M Hill was awarded the prime contract by the DOE. The prime contract between the DOE and CH2M Hill and M&EC’s subcontract provide a transition period from July 1, 2008 through September 30, 2008, a base period from October 1, 2008 through September 30, 2013, and an option period from October 1, 2013 through September 30, 2018. M&EC’s subcontract is a cost plus contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, PESI has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: /s/ Steven T. Baughman
Steven T. Baughman
Vice President and
Chief Financial Officer